UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2015 (February 10, 2015)

THIRD POINT REINSURANCE LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Waterfront, Chesney House

96 Pitts Bay Road

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 13, 2015, Third Point Reinsurance Ltd. (“TPRE”) and Third Point Re (USA) Holdings Inc. (“TPRUSA”) completed their previously announced public offering of $115 million in aggregate principal amount of 7.00% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to a supplemental indenture (the “Supplemental Indenture”) among TPRUSA, as issuer, TPRE, as guarantor, and The Bank of New York Mellon, as Trustee (the “Trustee”), supplemental to a senior indenture (the “Base Indenture,” and, together with the Supplemental Indenture, the “Indenture”) among TPRUSA, TPRE and the Trustee. The Indenture provides for, among other things, the issuance of debt securities of TPRUSA in series and certain of the rights and obligations of TPRUSA and TPRE with respect thereto, including (x) the form of debt security attached thereto, (y) the covenants included therein and (z) the full and unconditional guarantee by TPRE of TPRUSA’s payment obligations on the debt securities issued pursuant thereto.

The net proceeds to TPRUSA from the offering of the Notes, together with a capital contribution expected to be received indirectly from TPRE, are expected to be used to fund an aggregate contribution of $265 million to the initial capitalization of Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), which is TPRUSA’s wholly owned insurance subsidiary. The initial capitalization of Third Point Re USA is expected to occur shortly following the completion of the offering.

Copies of the Base Indenture, the Supplemental Indenture and the global security representing the Notes are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference. The following descriptions of the Base Indenture, the Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

General

The Notes will initially be limited to $115 million in aggregate principal amount and will mature on February 13, 2025, subject to their earlier redemption in accordance with their terms.

The Notes will bear interest at the rate of 7.00% per year from and including February 13, 2015 (or the most recent interest payment date to which interest on the Notes has been paid or made available for payment), subject to adjustment from time to time in the event of a downgrade or subsequent upgrade of the rating assigned to the Notes or in connection with certain changes in the ratio of TPRE’s consolidated total long-term indebtedness to its total capitalization, in each case as set forth in the Indenture. Interest will be payable in arrears on February 13 and August 13 of each year, beginning August 13, 2015, and at the maturity date, until the principal of the Notes is paid or duly provided for or made available for payment. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking; Parent Guarantee

The Notes are senior unsecured obligations of TPRUSA and rank senior in right of payment to all obligations that are expressly subordinated in right of payment to the senior debt securities of TPRUSA and equal in right of payment to all of TPRUSA’s existing and future unsecured and unsubordinated obligations. Except in limited circumstances specified in the Indenture, the Notes will effectively rank junior to any future secured debt of TPRUSA to the extent of the value of the assets securing such debt. The Notes are structurally subordinated to all obligations of TPRUSA’s subsidiaries.

TPRE has fully and unconditionally guaranteed all payments on the Notes. The guarantee by TPRE is a senior unsecured obligation of TPRE and ranks senior in right of payment to all obligations that are expressly subordinated in right of payment to the guarantee and equal in right of payment to all of TPRE’s existing and future unsecured and unsubordinated obligations. The guarantee by TPRE will effectively rank junior to any future secured debt of TPRE to the extent of the value of the assets securing such debt. The guarantee by TPRE is structurally subordinated to all obligations of TPRE’s subsidiaries.

Covenants

The Indenture, among other things, limits TPRUSA’s and TPRE’s ability to merge or consolidate or to transfer or sell all or substantially all of their assets and TPRUSA’s ability to create liens on the voting securities or profit participating equity interests of its wholly owned insurance subsidiary. In certain circumstances specified in the Indenture, certain existing or future subsidiaries of TPRE may be required to guarantee the Notes, as described in the Indenture.

Redemption

At any time and from time to time prior to the maturity date, either TPRUSA or TPRE may redeem the Notes in whole or in part, at its option, for cash, at a make-whole redemption price described in the Indenture that includes accrued and unpaid interest.

Offer to Repurchase Upon a Change of Control Triggering Event

Upon the occurrence of a change of control triggering event described in the Indenture, unless either TPRUSA or TPRE has exercised their right to redeem the Notes as set forth in the Indenture, each holder of Notes will have the right to require TPRUSA to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest, if any, on the Notes to be purchased, to but excluding the date of purchase, subject to the rights of holders of Notes on the relevant interest record date to receive interest due on the relevant interest payment date.

Events of Default

Under the terms of the Indenture, each of the following constitutes an event of default for the Notes: failure to pay any interest payable on any debt security of that series when due that continues for 30 days; failure to pay the principal of or premium, if any, on any debt security of that series when due at maturity; failure (other than relating to payment) in the performance, or breach, of any of the other covenants or obligations of TPRUSA or TPRE made in respect of that series of debt securities that continues for 90 days after written notice has been provided in accordance with the procedures in the indenture; certain events of bankruptcy, insolvency or reorganization; and failure of any subsidiary of TPRE that may be required to guarantee the notes, as described in the Indenture, to pay the principal on any mortgage, agreement or other instrument under which there is issued or by which there is secured or evidenced any long-term indebtedness (other than a default under the Indenture, any indebtedness owed to TPRE or a subsidiary of TPRE, or any non-recourse indebtedness) within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default, if the total amount of such long-term indebtedness so unpaid or accelerated exceeds $50 million or its foreign currency equivalent (provided that no default or event of default shall be deemed to occur with respect to any such indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 days after receipt of written notice from the Trustee or from the holders of at least 25% in aggregate principal amount of the outstanding Notes affected thereby).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning TPRUSA’s and TPRE’s direct financial obligations under the Notes and the Indenture is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the issuance of the Notes, on February 10, 2015, TPRE and TPRUSA entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the underwriters may offer the Notes from time to time for sale in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Underwriting Agreement contains customary representations, warranties and covenants of TPRUSA and TPRE, conditions to closing, indemnification obligations of TPRUSA and TPRE and the underwriters, and termination and other customary provisions.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to TPRUSA’s and TPRE’s shelf registration statement on Form S-3 (File Nos. 333-201598 and 333-201598-01). This Item 8.01 of this Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement and the opinions described below by reference into such registration statement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

An opinion of Conyers Dill & Pearman Limited relating to the Notes, including its consent, is attached hereto as Exhibit 5.1. An opinion of Debevoise & Plimpton LLP relating to the Notes, including its consent, is attached hereto as Exhibit 5.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2015, among Third Point Re (USA) Holdings Inc., Third Point Reinsurance Ltd., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

4.1	Senior Indenture, dated as of February 13, 2015, among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of February 13, 2015, among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as Trustee.

4.3	7.00% Senior Note due 2025.

5.1	Opinion of Conyers Dill & Pearman Limited.

5.2	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1 hereto).

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Third Point Reinsurance Ltd.

Date: February 13, 2015

/s/ Tonya L. Marshall
	Name:	Tonya L. Marshall

	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2015, among Third Point Re (USA) Holdings Inc., Third Point Reinsurance Ltd., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

4.1	Senior Indenture, dated as of February 13, 2015, among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of February 13, 2015, among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as Trustee.

4.3	7.00% Senior Note due 2025.

5.1	Opinion of Conyers Dill & Pearman Limited.

5.2	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1 hereto).

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.2 hereto).